UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2019

Carter’s, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Phipps Tower,

3438 Peachtree Road NE, Suite 1800

Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(678) 791-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.01 per share	CRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, the Board of Directors (the “Board”) of Carter’s, Inc. (the “Company”) appointed Hali Borenstein, President of Reformation, a women’s lifestyle brand focused on fashion and sustainability, as a director of the Company, effective December 2, 2019.

Ms. Borenstein was also appointed to serve on the Nominating and Corporate Governance Committee of the Board.

The Company compensates its new directors with a one-time grant of restricted common stock valued at $145,000, subject to a three-year cliff vesting provision. In addition, the Company provides its directors with an annual grant of common stock valued at $145,000 and an annual cash retainer of $80,000, both of which are expected to be pro-rated with respect to Ms. Borenstein’s services in 2019. Directors also receive a fee of $2,500 for each Board meeting, and $1,000 for each committee meeting, they attend.

Ms. Borenstein does not have any family relationships with any director or officer of the Company, and does not have any direct or indirect material interests in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Borenstein brings to the Board valuable perspective and insight in eCommerce and retail businesses, as well as expertise and innovation in apparel marketing and merchandising. Ms. Borenstein’s appointment was part of the Board’s goal of providing for a meaningful orientation period, a smooth transition, and continuity of skills and experience on the Board in light of the adoption of a director retirement policy in February 2019, pursuant to which three of the Company’s current directors are scheduled to retire by 2025.

Item 8.01	Other Events.

On November 22, 2019, the Board approved new committee assignments in order to better leverage existing skills and experiences on the Board, and to better allocate directors across committees.

Effective December 1, 2019, the Board’s committee assignments were as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mr. Montgoris*	Ms. Brinkley*	Mr. Cleverly*
Mr. Hipp	Ms. Buonfantino	Ms. Borenstein**
Ms. Price	Mr. Eagle	Mr. Eagle
Mr. Whiddon	Mr. Noll	Mr. Pulver

*	Chairperson
**	Ms. Borenstein was appointed to the Nominating and Corporate Governance Committee on December 2, 2019.

Each of the directors meets the applicable independence standards under the applicable Company, Securities and Exchange Commission, and New York Stock Exchange standards with respect to his or her committee appointment.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Carter’s, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 4, 2019	CARTER’S, INC.

	By:	/s/ Scott F. Duggan
	Name:	Scott F. Duggan
	Title:	Senior Vice President, General Counsel and Secretary